EXHIBIT 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) is made effective as of the 26th day of April, 2023, by and between AMJ Global Entertainment LLC, a Nevada limited liability company (“Assignor”), and AMJ Global Technology, a Nevada corporation formerly known as “Kange Corp.” (“Assignee”).

R E C I T A L S

A. Whereas Assignor desires to transfer 25% of Assignor’s ownership rights to the intellectual property in connection with the “Blabeey” platform, including software, code and trade secrets the “Intangible Assets”).

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, and other good and valuable consideration previously paid to Assignor by Assignee, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

A G R E E M E N T

1. Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its right, title and interest in and to the Intangible Assets (collectively the “Assets”).

2. Assignor transfers such Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, at no additional cost to Assignor, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, including a medallion-guaranteed stock power sufficient to transfer equity interests) to more effectively vest in the Assignee the Assets and to put Assignee in possession of the Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

3. This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine. The parties hereto each consent and submit to the exclusive jurisdiction of the state courts located in Clark County, State of Nevada, for any disputes or controversies arising out of this Assignment.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Assignment effective as of the date first written above.

ASSIGNOR:

AMJ GLOBAL ENTERTAINMENT LLC

By:	/s/ Dr. Arthur Malone Jr.
Dr. Arthur Malone Jr.
Managing Member

ASSIGNEE:

AMJ GLOBAL TECHNOLOGY f/k/a Kange Corp.

By:	/s/ Dr. Arthur Malone Jr.
Dr. Arthur Malone Jr. President

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